UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 7, 2010

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On September 7, 2010, Allergan, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the several underwriters named therein, for whom Banc of America Securities LLC, Goldman, Sachs & Co., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated have acted as the representatives, for the issuance and sale by the Company of $650,000,000 aggregate principal amount of its 3.375% Notes due 2020 (the “Notes”). A copy of the Underwriting Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the Underwriting Agreement, the Company issued and sold $650,000,000 aggregate principal amount of the Notes. The offering of the Notes was registered under an effective Registration Statement on Form S-3 (Registration No. 333-157613). The Notes were issued pursuant to an indenture, dated as of September 14, 2010 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated as of September 14, 2010 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. Copies of the Base Indenture and the Supplemental Indenture (including the form of the Notes) are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. The descriptions of the Underwriting Agreement, the Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Underwriting Agreement, the Indenture and the Notes.

The net proceeds from the offering of approximately $642 million, after deducting the underwriting discount and estimated offering expenses payable by the Company, are expected to be used for general corporate purposes, including, without limitation, working capital, capital expenditures, repayment of the Company’s outstanding indebtedness, repurchases of shares of the Company’s common stock under its evergreen stock repurchase program, and other business initiatives, including acquisitions and licensing activities.

The Notes will bear interest at a fixed rate of 3.375% per year, which shall be payable semiannually in arrears on each March 15 and September 15, respectively, beginning on March 15, 2011. The Notes will mature on September 15, 2020. The Company may redeem all or part of the Notes at any time prior to maturity at the redemption price set forth in the Supplemental Indenture.

The Notes will be the Company’s general unsecured senior obligations and will rank equally in right of payment with the Company’s existing and future unsubordinated debt. The Notes will be effectively subordinated to any secured debt the Company incurs to the extent of collateral securing such indebtedness, and will be structurally subordinated to all future and existing obligations of the Company’s subsidiaries.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture between the Company and Wells Fargo Bank, N.A., as trustee, dated as of September 14, 2010

4.2	Supplemental Indenture between the Company and Wells Fargo Bank, N.A., as trustee, dated as of September 14, 2010, including the form of the Company’s 3.375% Notes due 2020

5.1	Opinion of Latham & Watkins LLP, dated as of September 14, 2010

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Underwriting Agreement by and among the Company and Banc of America Securities LLC, Goldman, Sachs & Co., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein, dated as of September 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date:	September 14, 2010	By:	/s/ Matthew J. Maletta
		Name:	Matthew J. Maletta
		Title:	Vice President,
Associate General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture between the Company and Wells Fargo Bank, N.A., as trustee, dated as of September 14, 2010

4.2	Supplemental Indenture between the Company and Wells Fargo Bank, N.A., as trustee, dated as of September 14, 2010, including the form of the Company’s 3.375% Notes due 2020

5.1	Opinion of Latham & Watkins LLP, dated as of September 14, 2010

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Underwriting Agreement by and among the Company and Banc of America Securities LLC, Goldman, Sachs & Co., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein, dated as of September 7, 2010